UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December14, 2010 (December 9, 2010)

MGT Capital Investments, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-26886	13-4148725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Kensington Centre, 66 Hammersmith Road, London, United Kingdom	W14 8UD
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-44-20-7605-1151

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of MGT Capital Investments, Inc. and its consolidated subsidiaries (the “Company”) to differ materially from those expressed or implied by such forward-looking statements.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of revenue, gross profit, expenses, earnings or losses from operations, synergies or other financial items; any statements of the plans, strategies and objectives of management for future operations, including the rate of market development and acceptance of medical imaging technology; the execution of restructuring plans; any statement concerning developments, performance or industry rankings relating to products or services; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing.  The risks, uncertainties and assumptions referred to above include the performance of contracts by suppliers, customers and partners; employee management issues; the difficulty of aligning expense levels with revenue changes; and other risks that are described from time to time in the Company’s Securities and Exchange Commission reports filed after this report.  The Company assumes no obligation and does not intend to update these forward-looking statements, unless required by law or regulation.

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 9, 2010, MGT Capital Investments, Inc. (the “Company,” “MGT” or the “Registrant”) entered into an amended and restated securities purchase agreement (the “Amended Purchase Agreement”) with Laddcap Value Partners, LP (“Purchaser”).  The Amended Purchase Agreement amends and restates in its entirety a securities purchase agreement dated November 16, 2010 between the Company and Laddcap Value Partners III, LLC, an affiliate of the Purchaser (the “Original Purchase Agreement”). The Original Purchase Agreement was subject to the Company’s Current Report on Form 8-K filed on November 22, 2010 with the Commission. Pursuant to the Amended Purchase Agreement, Purchaser has agreed to purchase from the Company and the Company has agreed to sell to Purchaser 6,500,000 shares of the Company’s common stock (the “Common Stock”) at a purchase price of approximately, $0.15.3 per share, for an aggregate purchase price of $1,000,000.  The Common Stock to be purchased by Purchaser , upon issuance, constitutes approximately 16.7% of the Company’s issued and outstanding Common Stock (after giving effect to such issuance). The Amended Purchase Agreement also provided that Tim Paterson-Brown would resign as a director of the Company; Robert Ladd would be appointed to the board to fill the seat created by Mr. Paterson-Brown’s resignation; and Peter Venton, currently a director, would be appointed Chairman of the Board. The closing of the Amended Purchase Agreement and the issuance of the Common Stock were subject to regulatory approval from NYSE AMEX, which was obtained on December 10, 2010. The closing took place on December 13, 2010 (the “Closing Date”).

Pursuant to the Amended Purchase Agreement, the Company also entered into a registration rights agreement (the “Rights Agreement”) with Purchaser on the Closing Date.  The terms of the Rights Agreement provide that on or after the earlier of: (i) the later of (A) the date on which the Company files its Annual Report on Form 10-K with respect to its 2010 fiscal year, (B) the date on which the Company’s planned registration statement for the Medicsight Plc shares of ordinary stock owned by the Company is declared effective by the SEC, and (C) the date on which all of the assets of MGT (UK) have been disposed of, and (ii) June 30, 2011, Purchaser can request that the Company file a registration statement with the SEC (the “Registration Statement”) to register the shares of Common Stock (the “Shares”).  All fees and expenses of the Registration Statement shall be borne by the Company.

Prior to the entry into of the Amended Purchase Agreement, there was no material relationship between the Company and Purchaser and its affiliates, other than the entry into the Original Purchase Agreement described herein and the Current Report filed in connection with the Original Purchase Agreement.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

As described in Item 1.01, which description is incorporated herein, the Company entered into and closed under an Amended Purchase Agreement with Purchaser for the private placement (the “Private Placement”) of 6,500,000 shares of the Company’s Common Stock at a purchase price of approximately $0.15.3 per share, for an aggregate purchase price of $1,000,000.

The Common Stock will not be registered under the Securities Act of 1933, as amended (the “Act”), in reliance on an exemption from registration under Section 4(2) of the Act, and Rule 506 promulgated thereunder, based on the fact that there will be only one purchaser and that such purchaser has sophistication in financial matters and access to information concerning the Company.

The foregoing summaries of the Amended and Restated Securities Purchase Agreement and the Form of Registration Rights Agreement, and of the transactions contemplated thereby, do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents, copies of which are attached as exhibits to the Current Report on Form 8-K.  A copy of the Press Release announcing the Private Placement is attached hereto as Exhibit 99.1.

ITEM 5.2  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Mr. Paterson-Brown has tendered his resignation as the Chairman, a member of the board of directors, as the Chief Executive Officer of, and all other positions with the Company effective upon the closing under the Amended Purchase Agreement on December 13, 2010.

At the Company’s December 13, 2010 board meeting, the board, in addition to accepting the above-referenced resignation of Mr. Paterson-Brown, (a) appointed Robert Ladd as a director of the Company to fill the vacancy created by Mr. Paterson-Brown’s resignation; (b) appointed Peter Venton as Chairman of the Board to fill the vacancy created by the resignation of Mr. Paterson-Brown; (c) appointed Allan Rowley as Chief Executive Officer to fill the vacancy created by the resignation of Mr. Paterson-Brown; and (d) appointed Troy Robinson to as Chief Financial Officer to fill the vacancy created by Mr. Rowley being appointed Chief Executive Officer.

The following sets forth Mr. Ladd’s current position at the Company and a brief description of Mr. Ladd’s business experience for the past five years:

Name	Age	Office Currently Held
Robert Ladd	52	Director

Robert Ladd joined the Company on December 13, 2010 as a director. Robert is the Managing Member of Laddcap Value Advisors, LLC, which serves as the investment manager for various private partnerships, including Laddcap Value Partners LP. Prior to forming his investment partnership in 2003, Robert was a Managing Director at Neuberger Berman, a large international money management firm catering to individuals and institutions.  From 1992 through November 2002, Robert was a portfolio manager for various high net worth clients of Neuberger Berman. Prior to this experience, Robert was a securities analyst at Neuberger from 1988 through 1992. Robert is a former Director of InFocus Systems, Inc. (Nasdaq – INFS, 2007 to 2009), and presently serves on the board of Delcath Systems, Inc. (Nasdaq – DCTH, since 2006). Robert has earned his designation as a Chartered Financial Analyst (1986). The board believes that Robert has the experience, qualifications, attributes and skills necessary to serve as director because of his years of experience in the securities industries.

Mr. Ladd was appointed director in accordance with the provisions of the Amended Purchase Agreement.

Mr. Ladd as a managing member of the general partner of Laddcap Value Partners, LP, the Purchaser described in ITEM 1.01 and ITEM 3.02, has an interest in the above-referenced purchase of 6,500,000 shares of the Company’s Common Stock for an aggregate purchase price of $1,000,000. The information set forth under ITEM 1.01 and ITEM 3.02 is incorporated herein.

The following sets forth Mr. Venton’s current position at the Company and a brief description of Mr. Venton’s business experience for the past five years:

Name	Age	Office Currently Held
Peter Venton	67	Independent Director; Audit Committee Chairman and Remuneration and Nominations Committee Member

Peter Venton, OBE, was appointed an independent director of the Company and a member of the Audit Committee in November 2004; he was appointed Chairman of the Board on December 13 2010. Peter has over 30 years’ experience in the computing and telecommunications industry and holds several patents in the sector. He is a former Chief Executive of Plessey Radar and of GEC-Marconi Prime Contracts. Peter currently serves as the Technical Audit Chairman for the Defence Evaluation & Research Agency and joined the board of Medicsight as an independent director in April 2007.  He was also an independent director of Medicsight between November 2001 and July 2005. . The board believes that Peter has the experience, qualifications, attributes and skills necessary to serve as a director because of his years of experience in business, finance and audit.

Mr. Venton was appointed Chairman of the Board of Directors in accordance with the provisions of the Amended Purchase Agreement.

The following sets forth Mr. Rowley’s current position at the Company and a brief description of Mr. Rowley’s business experience for the past five years:

Name	Age	Office Currently Held
Allan Rowley	42	Chief Executive Officer; Director

Allan Rowley joined the Company in April 2006 as Finance Director of both Medicsight and Medicexchange and was appointed the Company’s Chief Financial Officer as well as a member of the Company’s board of directors in August 2006.  As of December 13, 2010 he resigned as Chief Financial Officer of the Company and was appointed Chief Executive Officer of the Company. As of March 19, 2009 he resigned as Finance Director of Medicsight plc and was appointed Chief Executive Officer of Medicsight plc. He resigned as finance director of MedicExchange on December 23, 2009. Prior to joining, Allan served in a corporate development role at ComMedica Limited, a UK-based medical software company specializing in Picture Archiving & Communication System (“PACS”) software. In this role he worked on financing and acquisition opportunities and on commercial proposals with the sales and finance group. Before joining ComMedica, Allan was revenue controller and a director of European Finance at Bea Systems, a NASDAQ-listed US-based software company.  Allan has several years of experience in public accounting in the United Kingdom and United States with Arthur Andersen and Ernst & Young, respectively. He is a member of the Institute of Chartered Accountants in England and Wales and holds a Master of Philosophy and a Bachelor of Science degree from Aberystwyth University College of Wales. The board believes that Allan has the experience, qualifications, attributes and skills necessary to serve as director because of his years of accounting experience in public practice and in commerce.

The following sets forth Mr. Robinson’s current position at the Company and a brief description of Mr. Robinson’s business experience for the past five years:

Name	Age	Office Currently Held
Troy Robinson	35	Chief Financial Officer

Troy Robinson joined the Company in February 2007 as Group Controller and on December 13, 2010 was appointed as its Chief Financial Officer. Troy also serves as Medicsight Plc’s Chief Financial Officer and Medicsight Secretary having previously served as Group Financial Controller since February 2007. Before joining , he held senior finance positions with IVAX pharmaceuticals and HP foods (from January 2003 until May 2005 and from May 2005 until January 2007 respectively). During his tenure, Troy has played a pivotal role in both the Medicsight IPO and the subsequent global expansion of the finance function.   He is an associate of the Chartered Institute of Management Accountants and holds a Bachelor of Arts degree from Manchester Metropolitan University.

Officers are appointed by the board of directors and hold office until their successors are chosen and qualified, until their death or until they resign or have been removed from office. All corporate officers serve at the discretion of the board of directors. There are no family relationships between any director or executive officer and any other director or executive officer of the Company.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Businesses Acquired

Not applicable.

(b)  Pro forma Financial Information

Not applicable.

(c)  Shell Company Transactions

Not applicable.

(d)  Exhibits

Exhibit
No.	Description
10.1	Conformed copy of the Amended and Restated Securities Purchase Agreement, dated as of December 9, 2010, by and between the Company and Laddcap Value Partners, LP.

10.2	Form of Registration Rights Agreement

99.1	Press Release dated December 14, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MGT CAPITAL INVESTMENTS, INC.

	By:	/s/ ALLAN ROWLEY
Allan Rowley
Chief Executive Officer
Date: December 14, 2010